EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 33-25332, 33-31434, 33-43854, 33-58798, 33-52773, 333-16363, 333-26867, 333-32461, 333-32491, 333-32499, 333-32567, 333-41920, 333-54234, 333-73252, 333-107677, 333-140837, 333-156403, 333-160752 and 333-163637 on Form S-8 and Registration Statement Nos. 333-157790 and 333-179808 on Form S-3 of our reports dated February 11, 2013, relating to the consolidated financial statements and financial statement schedule of The Boeing Company and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's retrospective adoption during the year ended December 31, 2012 of new accounting guidance related to the presentation of comprehensive income), and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K of the Company, for the year ended December 31, 2012.

/S/ DELOITTE & TOUCHE LLP

Chicago, Illinois
February 11, 2013